Exhibit 23.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We consent to the incorporation by reference in the registration statements on Form S-1, Form S-3 and Form S-8 of Tengasco, Inc. of the references to our name as well as to the references to our third-party report for Tengasco, Inc. which appears in the December 31, 2019 annual report on Form 10-K and/or 10-K/A of Tengasco, Inc.

LAROCHE PETROLEUM CONSULTANTS, LTD.
By LPC, Inc. General Partner

By: /s/ William M. Kazmann
Name: William M. Kazmann
Title: President

Richardson, Texas
March 19, 2020